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                   HOMESTEAD VILLAGE PROPERTIES INCORPORATED

                     ARTICLES OF AMENDMENT AND RESTATEMENT



THIS IS TO CERTIFY THAT:

     1. The Corporation was formed under the general laws of the State of Maryland on January 26, 1996.

     2. The Corporation desires to amend and restate its Articles of Incorporation as currently in effect and such Articles of Incorporation are hereby amended and restated in their entirety as follows:

     FIRST:  The name of the corporation (the "Corporation") is:

                   Homestead Village Properties Incorporated

     SECOND: The purposes for which the Corporation is formed are to engage in any lawful act or activity for which corporations may be formed under the general laws of the State of Maryland.

     THIRD: The current address of the principal office of the Corporation is 125 Lincoln Avenue, Santa Fe, New Mexico 87501. The post office address of the principal office of the Corporation in the State of Maryland is c/o The Prentice-Hall Corporation System, Maryland, 11 East Chase Street, Baltimore, Maryland 21202. The name and address of the resident agent of the Corporation in the State of Maryland is The Prentice-Hall Corporation System, Maryland, 11 East Chase Street, Baltimore, Maryland 21202. The resident agent is a corporation located in the State of Maryland.

     FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 250,000,000 shares of Common Stock, one cent ($0.01) par value per share. The aggregate par value of all authorized shares of stock having par value is $2,500,000. The Board of Directors may authorize the issuance from time to time of shares of its stock of any class, whether now or hereafter authorized, or securities convertible into shares of its stock of any class, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable. The Board of Directors of the Corporation may, by articles supplementary, classify or reclassify any unissued shares of stock from time to time by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications or terms or conditions of redemption of stock.
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     FIFTH:  The Corporation shall have perpetual existence.

     SIXTH: The number of directors of the Corporation shall initially be three, which number may be increased or decreased by the Board of Directors from time to time in accordance with the Bylaws of the Corporation, but such number shall never be less than the minimum number required by the Maryland General Corporation Law. Any such increase or decrease shall not affect the term of any director then serving.

     The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. At the 1997 annual meeting of stockholders, Class I directors shall be elected for a one-year term, Class II directors for a two-year term and Class III directors for a three-year term. At each succeeding annual meeting of stockholders, beginning in 1998, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the authorized number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall serve until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation or removal. Any vacancy on the Board of Directors shall be filled by a majority of the directors then serving, even if less than a quorum, or by a sole remaining director. Any director elected by the remaining directors to fill a vacancy shall serve until the next annual meeting of stockholders and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation or removal. The name and class of each director who is currently serving are:

              Name                          Class
              ----                          -----

              David C. Dressler, Jr.          I

              C. Ronald Blankenship           II

              John P. Frazee, Jr.             III

     Immediately following the date on which the Corporation has a class of securities registered pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, the Board of Directors shall include a majority of directors ("Independent Directors") each of whom (i) is not affiliated with Security Capital Group Incorporated, a Maryland corporation ("SCG"), or any of its affiliates, directly or indirectly, whether by ownership of, ownership interest in, employment by, any material business or professional relationship with, or service as an officer or director of, SCG or any of its affiliates, (ii) is not serving as a trustee or director for more than three entities organized or controlled by SCG and (iii) performs no other services for the Corporation, except as a director. In the event that a majority of the

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Board of Directors is not comprised of Independent Directors by reason of the death, resignation or removal of one or more Independent Directors, the remaining members of the Board of Directors shall promptly appoint that number of Independent Directors necessary to cause the Board of Directors to include a majority of Independent Directors.

     SEVENTH: The Corporation shall have the power, to the maximum extent permitted by Maryland law in effect from time to time, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former director or officer of the Corporation or (b) any individual who, while a director or officer of the Corporation and at the request of the Corporation, serves or has served as a director, officer, partner or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her status as a present or former director or officer of the Corporation. The Corporation shall have the power, with the approval of the Board of Directors, to provide such indemnification and advancement of expenses to a person who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation.

     EIGHTH: The Corporation reserves the right from time to time to make any amendment to its charter, now or hereafter authorized by law, including any amendment altering the contract rights, as expressly set forth in this charter, of any outstanding shares of stock. All rights and powers conferred by the charter of the Corporation on stockholders, directors and officers are granted subject to this reservation. The Board of Directors reserves the power to adopt, alter and repeal the Bylaws of the Corporation after the organizational meeting of the Board of Directors.

     NINTH: Notwithstanding any provision of law permitting or requiring any action to be taken or authorized by the affirmative vote of the holders of shares entitled to cast a greater number of votes, any such action shall be effective and valid if taken or approved by the affirmative vote of holders of shares entitled to cast a majority of all votes entitled to be cast on the matter.

     TENTH: The provisions of Title 3, Subtitle 6 of the Corporations and Associations Article of the Annotated Code of Maryland entitled "Special Voting Requirements" (Section 3-601 through and including Section 3-604), shall not apply to any business combination between or among the Corporation and SCG and its affiliates and successors.

     ELEVENTH: To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers of a Maryland corporation, no director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages. Neither the amendment nor repeal of this Article ELEVENTH, nor the adoption or amendment of any other provision of the charter or Bylaws of the Corporation inconsistent with

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this Article ELEVENTH, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

     3. These Articles of Amendment and Restatement have been advised by the Board of Directors of the Corporation and have been approved by the stockholders of the Corporation.

     4. The undersigned Chairman acknowledges these Articles of Amendment and Restatement to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned Chairman acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

     IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment and Restatement to be signed in its name and on its behalf by its Chairman and attested to by its Secretary on this ____ day of May, 1996.


                                 HOMESTEAD VILLAGE PROPERTIES INCORPORATED



                                 By: ___________________________ (SEAL)
                                     David C. Dressler, Jr.
                                     Chairman



ATTEST:



________________________
Jeffrey A. Klopf
Secretary

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